Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction

AKG Acoustics GmbH	Austria

AKG Acoustics Limited	United Kingdom

Amek Systems and Controls Ltd.	United Kingdom

Amek Technology Group Limited	United Kingdom

Becker Automotive (Pty) Ltd.	South Africa

Becker Service und Verwaltungs GmbH	Germany

BSS Audio	United Kingdom

C Audio	United Kingdom

Crown Audio, Inc.	Delaware

Digital Audio Research Limited	United Kingdom

Fosgate, Inc.	Delaware

Harman Audio de Mexico S.A. de CV	Mexico

Harman Becker Automotive Electronic Systems Suzhou Co. Ltd.	China

Harman Becker Automotive Systems GmbH	Germany

Harman Becker Automotive Systems Holding GmbH	Germany

Harman Becker Automotive Systems, Inc.	Delaware

Harman Becker Automotive Systems Italy S.r.l.	Italy

Harman Becker Automotive Systems Japan KK	Japan

Harman Becker Automotive Systems Korea, Inc.	Korea

Harman Becker Automotive Systems Manufacturing Kft	Hungary

Harman Becker Automotive Systems (Michigan), Inc.	Delaware

Harman Becker Automotive Systems S.A. de C.V.	Mexico

Harman Becker Automotive Systems (Wisconsin), Inc.	Delaware

Name of Subsidiary	Jurisdiction

Harman Becker Media Drive Technology GmbH	Germany

Harman Becker Optical Components Technology Shenzhen Co. Ltd.	China

Harman Belgium NV	Belgium

Harman Consumer Finland OY	Finland

Harman Consumer Scandinavia A/S	Denmark

Harman International snc	France

Harman Consumer Nederland, B.V.	Netherlands

Harman Consumer UK	United Kingdom

Harman de Mexico S.A. de C.V.	Mexico

Harman Deutschland GmbH	Germany

Harman Europe EEIG	United Kingdom

Harman Financial Group LLC	Delaware

Harman France snc	France

Harman Holding GmbH & Co. KG	Germany

Harman International Industries Limited	United Kingdom

Harman International Japan Co. Ltd.	Japan

Harman International Singapore Pte. Ltd.	Singapore

Harman JBL (Suzhou) Ltd.	China

Harman Kardon, Incorporated	Delaware

Harman Management GmbH	Germany

Harman Motive	United Kingdom

Harman Music Group, Incorporated	Delaware

Harman Navis, Inc.	Korea

Harman Pro North America, Inc.	Delaware

Harman Pro UK	United Kingdom

Name of Subsidiary	Jurisdiction

Harman Software Technology International Beteiligungs GmbH	Germany

Harman Software Technology Management GmbH	Germany

Harman UK Limited	United Kingdom

HBAS International GmbH	Germany

HBAS Manufacturing, Inc.	Delaware

Infinity Systems, Inc.	California

innovative Systems GmbH Navigation-Multimedia	Germany

ISAS Gesellschaft fr innovative Anwendungs-Software GmbH	Germany

ISGPAS General Purpose Applications Systems GmbH	Germany

JBL Incorporated	Delaware

Lexicon, Incorporated	Massachusetts

Madrigal Audio Laboratories, Inc.	Delaware

MARGI Systems, Inc.	California

QNX Software Systems Co. Canada	Canada

QNX Software Systems GmbH	Germany

QNX Software Systems GmbH & Co. KG	Germany

QNX Software Systems K.K.	Japan

QNX Software Systems, Inc.	California

QNX Software Systems International Corporation	Canada

QNX Software Systems (Vancouver), Inc.	Canada

Son-Audax Loudspeakers Limited	United Kingdom

Soundcraft Electronics	United Kingdom

Studer Digitec snc	France

Studer Japan Ltd.	Japan

Studer Professional Audio AG	Switzerland

Name of Subsidiary	Jurisdiction

Studer UK	United Kingdom

Total Audio Concepts Ltd.	United Kingdom

Trinity Bay Sdn Bhd	Malaysia